Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Three months ended September 30, 2020
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,472	$842	$—	$351	$63	$(84)	$2,644
Cost of sales and other expenses	(957)	(661)	—	(160)	(105)	66	(1,817)
Depreciation and amortization	(200)	(165)	—	(47)	(2)	(4)	(418)
Other (expense) income, net	(2)	(7)	—	36	—	2	29
Income (loss) before interest and tax(1)	313	9	—	180	(44)	(20)	438
Net interest (expense) income	(102)	(39)	—	(17)	17	(96)	(237)
Income tax (expense) benefit	(33)	6	—	(92)	(18)	38	(99)
Equity earnings, net	—	—	209	1	116	—	326
Earnings attributable to noncontrolling interests	—	—	—	(22)	—	—	(22)
Preferred dividends	—	—	—	—	—	(48)	(48)
Earnings (losses) from continuing operations	$178	$(24)	$209	$50	$71	$(126)	358
Losses from discontinued operations(2)							(7)
Earnings attributable to common shares							$351

Three months ended September 30, 2019
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,427	$975	$—	$357	$100	$(101)	$2,758
Cost of sales and other expenses	(802)	(571)	—	(174)	(120)	69	(1,598)
Depreciation and amortization	(196)	(154)	—	(46)	(2)	(4)	(402)
Impairment losses	(6)	(37)	—	—	—	—	(43)
Loss on sale of assets	—	—	—	—	—	(3)	(3)
Other income (expense), net	19	1	—	(30)	—	3	(7)
Income (loss) before interest and tax(1)	442	214	—	107	(22)	(36)	705
Net interest (expense) income	(105)	(36)	—	(10)	4	(110)	(257)
Income tax (expense) benefit	(71)	(35)	—	—	2	43	(61)
Equity earnings, net	—	—	212	37	17	—	266
(Earnings) losses attributable to noncontrolling interests	(3)	—	—	(50)	1	—	(52)
Preferred dividends	—	—	—	—	—	(36)	(36)
Earnings (losses) from continuing operations	$263	$143	$212	$84	$2	$(139)	565
Earnings from discontinued operations							248
Earnings attributable to common shares							$813
(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)     Represents post-closing adjustments related to the sale of our equity interests in our Chilean businesses.

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Nine months ended September 30, 2020
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$3,976	$3,247	$—	$935	$—	$255	$(214)	$8,199
Cost of sales and other expenses	(2,326)	(2,144)	—	(408)	—	(266)	153	(4,991)
Depreciation and amortization	(598)	(486)	—	(141)	—	(7)	(10)	(1,242)
Other income (expense), net	47	21	—	(211)	—	—	(20)	(163)
Income (loss) before interest and tax(1)	1,099	638	—	175	—	(18)	(91)	1,803
Net interest (expense) income	(305)	(117)	—	(48)	—	26	(298)	(742)
Income tax (expense) benefit	(161)	(95)	—	161	—	(59)	94	(60)
Equity earnings (losses), net	—	—	458	207	—	257	(100)	822
(Earnings) losses attributable to noncontrolling interests	—	—	—	(193)	—	1	1	(191)
Preferred dividends	—	(1)	—	—	—	—	(121)	(122)
Earnings (losses) from continuing operations	$633	$425	$458	$302	$—	$207	$(515)	1,510
Earnings from discontinued operations(2)								1,840
Earnings attributable to common shares								$3,350

Nine months ended September 30, 2019
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG	Consolidating Adjustments, Parent & Other	Total

Revenues	$3,666	$3,142	$—	$1,058	$10	$327	$(317)	$7,886
Cost of sales and other expenses	(2,141)	(2,083)	—	(496)	(20)	(350)	223	(4,867)
Depreciation and amortization	(571)	(449)	—	(136)	—	(7)	(11)	(1,174)
Impairment losses	(6)	(37)		—	—	—	—	(43)
Gain on sale of assets	—	—	—	—	61	—	2	63
Other income, net	60	18	—	6	—	—	19	103
Income (loss) before interest and tax(1)	1,008	591	—	432	51	(30)	(84)	1,968
Net interest (expense) income	(308)	(103)	—	(31)	8	27	(326)	(733)
Income tax (expense) benefit	(111)	(50)	—	(116)	(4)	(4)	135	(150)
Equity earnings (losses), net	—	—	419	43	5	19	(1)	485
(Earnings) losses attributable to noncontrolling interests	(7)	—	—	(114)	(1)	1	—	(121)
Preferred dividends	—	(1)	—	—	—	—	(107)	(108)
Earnings (losses) from continuing operations	$582	$437	$419	$214	$59	$13	$(383)	1,341
Earnings from discontinued operations								267
Earnings attributable to common shares								$1,608
(1)     Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)     Includes $1,747 million gain on the sale of our South American businesses in the second quarter of 2020.